UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 9, 2012

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Senior Credit Agreement to Extend the Maturity Date of the Revolving Credit Facility

On May 9, 2012, SBA Senior Finance II LLC (“SBA Senior Finance II”), a wholly-owned subsidiary of SBA Communications Corporation (“SBAC”), entered into the First Amendment (the “First Amendment”), among SBA Senior Finance II, the Extending Revolving Lenders (as defined therein) and Toronto Dominion (Texas) LLC, as administrative agent, to the Amended and Restated Credit Agreement, dated as of June 30, 2011, among SBA Senior Finance II, as borrower, the several lenders from time to time parties thereto, and Toronto Dominion (Texas) LLC, as administrative agent (as amended, supplemented or modified from time to time, the “Senior Credit Agreement”). Pursuant to the First Amendment, the maturity date of the Revolving Credit Facility was extended from June 30, 2016 to May 9, 2017.

Second Amendment to Senior Credit Agreement to Add Term Loan A Facility

Also on May 9, 2012, SBA Senior Finance II entered into the Second Amendment to the Senior Credit Agreement, among SBA Senior Finance II, the Incremental Tranche A Term Lenders (as defined therein) and Toronto Dominion (Texas) LLC, as administrative agent, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as joint lead arrangers, and TD Securities (USA) LLC, Wells Fargo Securities, LLC, RBS Securities Inc., Citibank, N.A. and Deutsche Bank Securities Inc., as bookrunners, pursuant to which SBA Senior Finance II exercised its right to request additional term loans and borrowed an aggregate principal amount of $200 million under senior secured term loans (the “Term Loan A”). The Term Loan A accrues interest, at SBA Senior Finance II’s election, at either the Base Rate plus a margin that ranges from 1.00% to 1.50% or the Eurodollar Rate plus a margin that ranges from 2.00% to 2.50%, in each case based on the ratio of Consolidated Total Debt to Annualized Borrower EBITDA (calculated in accordance with the Senior Credit Agreement). Principal of the Term Loan A will be repaid in quarterly installments on the last day of each March, June, September and December, commencing on September 30, 2012, in an amount equal to $2.5 million for each of the first eight quarters, $3.75 million for the next four quarters and $5.0 million for each quarter thereafter. SBA Senior Finance II has the ability to prepay any or all amounts under the Term Loan A without premium or penalty. To the extent not previously paid, the Term Loan A will be due and payable on May 9, 2017. The Term Loan A was issued at par with upfront fees in the amount of $1.0 million. Proceeds from the Term Loan A were used to pay amounts outstanding under the Revolving Credit Facility.

Supplements to Senior Credit Agreement to Increase Revolving Credit Facility

In addition, on May 9, 2012, SBA Senior Finance II exercised its right to upsize the aggregate principal amount of its Revolving Credit Facility from $600 million to $700 million. All other terms of the Senior Credit Agreement remained the same.

Relationships

SBAC and certain of its affiliates have previously entered into commercial financial arrangements with Deutsche Bank Trust Company Americas, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to SBAC and its affiliates. Deutsche Bank Trust Company Americas acts as trustee in connection with our 2010 Tower Securities, and Citigroup Global Markets Inc. acted as an underwriter in connection with our issuance of 6,005,000 shares of Class A common stock in March 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.86D	First Amendment, dated as of May 9, 2012, among SBA Senior Finance II LLC, as borrower, the Extending Revolving Lenders (as defined therein) and Toronto Dominion (Texas) LLC, as administrative agent.

10.86E	Second Amendment, dated as of May 9, 2012, among SBA Senior Finance II LLC, as borrower, the Incremental Tranche A Term Lenders (as defined therein) and Toronto Dominion (Texas) LLC, as administrative agent, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as joint lead arrangers, and TD Securities (USA) LLC, Wells Fargo Securities, LLC, RBS Securities Inc., Citibank, N.A. and Deutsche Bank Securities Inc., as bookrunners.

10.86F	Revolving Credit Commitment Increase Supplement, dated as of May 9, 2012, among SBA Senior Finance II LLC, as borrower, Citibank, N.A., Toronto Dominion (Texas) LLC, as administrative agent, and The Toronto-Dominion Bank, New York Branch, as issuing lender.

10.86G	Revolving Credit Commitment Increase Supplement, dated as of May 9, 2012, among SBA Senior Finance II LLC, as borrower, Deutsche Bank Trust Company Americas, Toronto Dominion (Texas) LLC, as administrative agent, and The Toronto-Dominion Bank, New York Branch, as issuing lender.

10.86H	Revolving Credit Commitment Increase Supplement, dated as of May 9, 2012, among SBA Senior Finance II LLC, as borrower, The Royal Bank of Scotland Plc, Toronto Dominion (Texas) LLC, as administrative agent, and The Toronto-Dominion Bank, New York Branch, as issuing lender.

10.86I	Revolving Credit Commitment Increase Supplement, dated as of May 9, 2012, among SBA Senior Finance II LLC, as borrower, Toronto Dominion (New York) LLC, Toronto Dominion (Texas) LLC, as administrative agent, and The Toronto-Dominion Bank, New York Branch, as issuing lender.

10.86J	Revolving Credit Commitment Increase Supplement, dated as of May 9, 2012, among SBA Senior Finance II LLC, as borrower, Wells Fargo Bank, N.A., Toronto Dominion (Texas) LLC, as administrative agent, and The Toronto-Dominion Bank, New York Branch, as issuing lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: May 14, 2012